Exhibit 4.3

SEE REVERSE SIDE FOR RESTRICTIVE LEGEND(S)

Number PB-[__][_____] Shares

Series B Convertible Preferred Stock

DYNAVAX TECHNOLOGIES CORPORATION

A Delaware Corporation

THIS CERTIFIES THAT [__________] is the record holder of [_______________] (_____) shares of Series B Convertible Preferred Stock of Dynavax Technologies Corporation transferable only on the books of the Corporation by the holder, in person, or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and any amendments thereto, a copy of each of which is on file at the office of the Corporation and made a part hereof as fully as though the provisions of the Certificate of Incorporation and Bylaws were imprinted in full on this Certificate, to all of which the holder of this certificate, by acceptance hereof, assents.

The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this [__] day of [_____], 20[__].

***SPECIMEN*******SPECIMEN***

_________________________________________________________________________________

David Novack, Co-PresidentRyan Spencer, Co-President

FOR VALUE RECEIVED _____________________________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO ____________________________________________ ___________________________ SHARES REPRESENTED BY THE WITHIN CERTIFICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ____________________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED _____________________________

(Signature)

NOTICE:  THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.